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                                   EXHIBIT 21

                                  SUBSIDIARIES

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              Name                                      Jurisdiction of Organization
              ----                                      ----------------------------
TBA Entertainment Group Nashville, Inc.                           Tennessee
(formerly known as Avalon Entertainment
Group, Inc.)

AWC Acquisition Group                                             Delaware

TBA Entertainment Holding Corporation                             Delaware

Eric Chandler Merchandising, Inc.                                 California

TBA Entertainment Group Chicago, Inc.                             Delaware
(formerly known as Corporate Productions, Inc.)

Corporate Incentives, Inc.                                        Illinois

TBA Entertainment Group Dallas, Inc.                              Texas
(formerly known as Magnum
Communications, Inc.)

TBA Entertainment Group Phoenix, Inc.                             Arizona
(formerly known as Image Entertainment
Productions, Inc.)

Karin Glass & Associates, Inc.                                    Indiana

Ink Up, Inc.                                                      Indiana

KGA, Inc.                                                         Indiana

Titley Spalding & Associates, LLC                                 Tennessee

TKS Marketing, Inc.                                               Tennessee

TBA Resort Holding Corporation                                    Delaware

Romeo Entertainment Group, Inc.                                   Nebraska

Mike Atkins Management Group, Inc.                                Tennessee

TBA/Frank Joint Venture                                           Not applicable

Warner/TBA Joint Venture                                          Not applicable
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